Exhibit 99.1
Electric City Corp. Reports Third Quarter 2005 Results
Continued Strong Pull- Through EnergySaver Sales
Result in 130% increase in Quarterly Revenue
ELK GROVE VILLAGE, IL, November 10, 2005 / PR Newswire/ — Electric City Corporation (AMEX: ELC), a leading developer, manufacturer and integrator of energy savings technologies, negative power systems and building automation systems, today announced its results for the three-month and nine-month periods ended September 30, 2005. The Company reported a 130% increase in third quarter revenue with revenue of $1,312,584 for the three month period ended September 30, 2005 as compared to $571,780 for the same period in the prior year. Revenue for the first nine months of 2005 increased 98% to $3,845,338 versus $1,943,559 for the first nine months of 2004. The net loss available to common shareholders for the third quarter of 2005 was $2,014,095 or $0.05 per share as compared to a loss of $1,743,073 or $0.04 per share for the same period in 2004. The Company reported a net loss available to common shareholders for the first nine months of 2005 of $5,531,786 or $0.12 per share versus a net loss available to common shareholders of $8,032,855 or $0.20 per share for the first nine months of 2004. The net loss available to common shareholders for the three-month period ended September 30, 2004 included $120,354 of non-cash deemed dividends and the nine-month period ended September 30, 2004 included $2.9 million of non-cash, deemed dividends ($0.07 per share), of which $1.8 million was related to the redemption and exchange transaction which the Company successfully closed in March 2004, thereby reducing future dividend requirements.
“During the quarter, we continued to focus on signing up large national customers for our Virtual “Negawatt” Power Plan “VNPP”® programs while increasing our direct “pull-through” EnergySaver™ sales in non VNPP service territories,” commented John Mitola, Electric City’s CEO. “Our strategy to use our utility VNPP programs to start commercial customers with our technology under the easy VNPP format, and then to negotiate direct purchase of units with those same customer for facilities located in regions where we do not plan to develop utility systems continues to facilitate Company growth. The third quarter revenue increase continued to demonstrate that as our customers become more familiar and comfortable with the technology, they will increasingly recognize the benefit of owning the technology and capturing all of the economic benefits for themselves through direct purchases.”
“As we grew our sales and list of national VNPP participants in the third quarter, we continued to work towards establishing new VNPP programs with other leading utilities in both the United States and Canada. Rising energy prices continue to drive the electricity utility landscape, which we believe will significantly enhance our ability to grow the Company through utility sponsored energy efficiency and demand response programs. Our recently announced agreement with Enersource in Ontario is evidence of progress on this front. While this program with Enersource is just a start, we believe successful execution should lead to significant program expansion in 2006. Tight Ontario electricity supplies and a government policy of eliminating coal powered generation has led to legislation paving the way for major investment into energy conservation and demand response technologies by utilities, government and corporations. We believe that the opportunity that Ontario presents for our VNPP offering has the potential to exceed that of our ComEd and PacifiCorp projections combined.”

“The need for investment in energy conservation continues to increase throughout North America and we believe we significantly enhanced our presence as a leading provider of energy savings technologies when we acquired Maximum Performance Group (“MPG”) earlier this year,” stated Jeffrey Mistarz, Electric City’s CFO. “During the quarter we made good progress toward assimilating MPG into the Company and believe that MPG will contribute significantly to our financial results beginning in the fourth quarter of 2005 and early in 2006. By acquiring MPG with its patented commercial and industrial HVAC technology we broadened our product offering to existing and new customers. The strides we made with MPG in the third quarter keeps us very excited about the potential that it brings to the overall growth of Electric City.”
“We are working hard to finish the year strong and move into 2006 with a significant book of business,” continued Mitola. “We believe that both of our business segments are positioned to meet these objectives. We feel that we are close to closing on a financing package that will be important to the expansion of the VNPP and Shared Savings programs, both of which will be critical to EnergySaver shipments during 2006. MPG has several recently awarded contracts that will get it off to a strong start in 2006 and Great Lakes Controlled Energy, our building automation and controls subsidiary, was recently awarded a $4 million contract which will contribute to it’s profitability for at least the next two years.”
“Overall, we continue to feel very good about the future for Electric City. Our revenues continue to grow, we continue to add new leading multi-national customers for our VNPP programs, we continue to convert those customers into direct technology buyers and the MPG acquisition should lead to solid sales growth across our enterprise. On a macro level, rising energy prices continue to put pressure on governments, regulators, utilities and multi-national corporations to develop and heavily invest in energy efficiency and demand reduction programs,” concluded Mr. Mitola.
A full analysis of the three-month and nine-month period results are available in the Company’s 10-Q, which is available on the Company’s website at www.elccorp.com or on Edgar.
About Electric City Corp.
Electric City is a leading developer, manufacturer and integrator of energy savings technologies and building automation systems. The Company currently markets the EnergySaver™, GlobalCommander® and eMAC™ energy conservation technologies, as well as its independent development of scalable, negative power systems under the trade name, Virtual “Negawatt” Power Plant “VNPP”® The Company is developing its first VNPP® development – a 50-Megawatt negative power system for ComEd in northern Illinois, an initial program in Ontario, Canada with Enersource and a 27-Megawatt system with PacifiCorp in the Salt Lake City area. Electric City® is based in Elk Grove Village, Illinois and is traded on the American Stock Exchange under the symbol ELC. Additional information is available at the Company’s website at www.elccorp.com or by calling 847-437-1666.
Electric City Investor Relations
Glen Akselrod, Bristol Capital Ltd.
Telephone 905-326-1888
E-mail glen@bristolir.com

FORWARD-LOOKING STATEMENTS
This news release includes forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including statements that reflect Electric City’s current expectations about its future results, performance, prospects and opportunities. Electric City has tried to identify these forward-looking statements by using words and phrases such as “may,” “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plan,” “should,” “feel,” “preliminary,” “hope,” or similar expressions. These forward-looking statements are based on information currently available to Electric City and are subject to a number of risks, uncertainties and other factors that could cause Electric City’s actual results, performance, prospects or opportunities in the remainder of 2005 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks include, but are not limited to the risks related to the Company’s execution of its utility projects and closing on additional financing. Other risks are referenced in Electric City’s current Annual Report on form 10-K or as may be described from time to time in Electric City’s subsequent SEC filings; and such factors as incorporated by reference.